SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 28, 2016 (March 23, 2016)

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road,

Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2016, Endurance Specialty Holdings Ltd. (the “Company”) and certain designated subsidiaries of the Company entered into a $450.0 million secured five-year letter of credit facility with JPMorgan Chase Bank, N.A. (“JPMorgan”) as administrative agent (the “Credit Facility”). Upon entering into the Credit Facility, the Company terminated its existing $700.0 million credit agreement, dated April 19, 2012, with JPMorgan as administrative agent. On March 23, 2016, letters of credit in an aggregate stated amount of approximately $307.7 million that were issued under the terminated credit agreement were continued and deemed issued under the Credit Facility. The Credit Facility does not provide for revolving or term loans.

The Credit Facility is collateralized on a several basis by each Company entity incurring such obligation by cash and securities deposited into collateral accounts from time to time with Deutsche Bank Trust Company Americas as collateral agent. So long as the Company is not in default under the terms of the Credit Facility, the Company may request that the size of the Credit Facility be increased by $100.0 million, but no participating lender is obligated to increase its commitments under the Credit Facility.

The Company is required to pay a fee of 0.40% per annum on the daily stated amount of outstanding letters of credit issued under the Credit Facility. In addition, the Credit Facility requires the Company to pay to the lenders a commitment fee in the amount of 0.125% per annum on the average daily amount of the unused commitments of the lenders. The Credit Facility permits a lender, if requested and in its discretion, to issue a letter of credit pursuant to which it fronts for the other lenders. For such letters of credit, such fronting lenders may receive certain fronting fees from the Company.

The Credit Facility requires the Company’s compliance with certain customary restrictive covenants, including a financial covenant that the Company maintain a leverage ratio of no greater than 0.35:1.00 at any time. In addition, each of the Company’s regulated insurance subsidiaries that has a claims paying rating from A.M. Best must maintain a rating of at least B++ at all times.

The Credit Facility also contains customary event of default provisions, including failure to pay any unpaid drawing under a letter of credit under the Credit Facility or interest thereon and failure to pay any fee under the Credit Facility, insolvency events of the Company or any of its subsidiaries (other than certain immaterial subsidiaries), a change in control of the Company, a breach of the representations or covenants in the Credit Facility or the security documents relating thereto and certain defaults by the Company or its subsidiaries under other indebtedness. In the case of an event of default that occurs as a result of an insolvency event of the Company or one of its designated subsidiary borrowers, the commitments of the lenders will automatically terminate and the repayment of outstanding obligations will be automatically accelerated. Upon the occurrence of any other event of default under the Credit Facility, the lenders can terminate their commitments under the Credit Facility, require repayment of any outstanding obligations under the Credit Facility, give notice of non-extension of any outstanding letters of credit in accordance with their terms, require the delivery of cash collateral for outstanding letters of credit and foreclose on any collateral held by the lenders (or any agent on their behalf) under the Credit Facility.

The administrative agent for the Credit Agreement, the lenders thereunder and certain affiliates provide, and may in the future provide, certain commercial banking, financial advisory, trustee, investment banking and similar services to the Company and its subsidiaries, for which they receive customary fees.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the agreements attached to this Current Report as Exhibits 10.1, 10.2 and 10.3, which agreements are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information required by Item 1.02 contained in Item 1.01 above is incorporated by reference into this Item 1.02. On March 23, 2016, upon entering into the Credit Facility, the Company terminated its $700.0 million credit agreement, dated April 19, 2012, with JPMorgan. No early termination penalties were incurred.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 23, 2016, by and among Endurance Specialty Holdings Ltd., various designated subsidiary borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.2	Pledge and Security Agreement, dated as of March 23, 2016, by and among Endurance Specialty Holdings Ltd., various designated subsidiary borrowers, Deutsche Bank Trust Company Americas, as collateral agent, Deutsche Bank Trust Company Americas, as custodian and JPMorgan Chase Bank, N.A., as administrative agent

10.3	Account Control Agreement, dated as of March 23, 2016, by and among Endurance Specialty Holdings Ltd., various designated subsidiary borrowers, Deutsche Bank Trust Company Americas, as collateral agent, and Deutsche Bank Trust Company Americas, as custodian

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2016

By:	/s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 23, 2016, by and among Endurance Specialty Holdings Ltd., various designated subsidiary borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.2	Pledge and Security Agreement, dated as of March 23, 2016, by and among Endurance Specialty Holdings Ltd., various designated subsidiary borrowers, Deutsche Bank Trust Company Americas, as collateral agent, Deutsche Bank Trust Company Americas, as custodian and JPMorgan Chase Bank, N.A., as administrative agent

10.3	Account Control Agreement, dated as of March 23, 2016, by and among Endurance Specialty Holdings Ltd., various designated subsidiary borrowers, Deutsche Bank Trust Company Americas, as collateral agent, and Deutsche Bank Trust Company Americas, as custodian